UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously announced, Tyco International Ltd. (the “Company”), Barricade Merger Sub, Inc., a direct wholly owned subsidiary of the Company (“Merger Sub”), Brink’s Home Security Holdings, Inc. (“BHS”) and, solely for the purposes stated therein, ADT Security Services, Inc., a wholly owned subsidiary of the Company (collectively, with BHS, Merger Sub and the Company, the “Parties”), entered into an Agreement and Plan of Merger, dated as of January 18, 2010 (the “Merger Agreement”), in connection with the proposed acquisition of BHS by the Company as contemplated by the Merger Agreement (the “Merger”).

On March 22, 2010, the Parties entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1”) to provide that, among other things, to the extent the closing of the Merger occurs prior to the distribution of the Company’s quarterly dividend for its third fiscal quarter, which the Company has currently scheduled to be made on May 26, 2010 (and which shareholders of the Company approved at the annual general meeting of shareholders held on March 10, 2010), the shareholders of BHS who receive shares of the Company in the Merger will be entitled to receive such quarterly dividend for each share of the Company they receive in the Merger.  Also included as part of Amendment No. 1, the pricing period for determining the share based component of the merger consideration has been changed so that the 10-trading day period (used to calculate the volume-weighted average price of the Company’s shares on the New York Stock Exchange) no longer ends on the fourth full trading day prior to the closing date of the Merger, but now ends on the fifth full trading day prior to such date.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

Item 8.01               Other Events.

On March 22, 2010, BHS issued a press release announcing the meeting date for the special meeting of the shareholders of BHS to vote on the Merger as being set by its board of directors for May 12, 2010.

Additional Information

INVESTORS AND SECURITY HOLDERS OF BHS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and the definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Tyco through the web site maintained by the SEC at www.sec.gov. Free copies of the registration statement and the definitive proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540, or at Tyco’s website at http://investors.tyco.com, under the heading “Investor Relations” and then under the heading “SEC Filings”.  Investors and security holders may obtain copies of the documents filed with the SEC by BHS on BHS’s website at www.brinkshomesecurity.com.

Tyco, BHS and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Tyco’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended September 25, 2009, filed with the SEC on November 17, 2009, and its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 8, 2010.  Information regarding BHS’s directors and executive officers is set forth in BHS’s proxy statement for its 2009 annual meeting, filed with the SEC on April 7, 2009.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01                                             Financial Statement and Exhibits.

(d)                                 Exhibits

2.1                                 Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 22, 2010, among Tyco International Ltd., Barricade Merger Sub, Inc.,  Brink’s Home Security Holdings, Inc. and, solely for the purposes stated therein, ADT Security Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

Date: March 22, 2010
	By:		/s/ John S. Jenkins Jr.
		Name:	John S. Jenkins Jr.
		Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title
2.1

Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 22, 2010, among Tyco International Ltd., Barricade Merger Sub, Inc.,  Brink’s Home Security Holdings, Inc. and, solely for the purposes stated therein, ADT Security Services, Inc.